UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2019

CANNABIS SUISSE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213009	38-3993849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lerzenstrasse 12, Dietikon, Switzerland, 8953

(Address of Principal Executive Offices) (Zip Code)

+15022082098

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On July 23, 2019 Cannabis Suisse Corp. (the “Company”), has announced the launch of a new product in the Company’s retail brand Alpine Cannabis.

Alpine Cannabis CBD Pure Base is an e-liquid base for electronic cigarettes. It provides a boost of CBD to any favorite e-liquids and is available with various degrees of CBD strengths.

CBD is a compound extracted from certain hemp strains. Unlike THC, it has no psychoactive or hallucinogenic effects. The unique cannabis strains selected and cultivated by the Company contain less than 1% THC. These strains of cannabis also have remarkable characteristic of the THC:CBD ratio being 1:20. Diluting the THC content does not reduce the CBD content of the product.

ALPINE CANNABIS
PURE BASE Liquid hemp
CBD 100mg
No nicotine
100% natural terpenes
0.00% THC
10ml
ALPINE CANNABIS
PURE BASE
ALPINE CANNABIS
PURE BASE Liquid hemp
CBD 300mg
No nicotine
100% natural terpenes
0.00% THC
10ml
ALPINE CANNABIS
PURE BASE
ALPINE CANNABIS
PURE BASE Liquid hemp
CBD 500mg
No nicotine
100% natural terpenes
0.00% THC
10ml
ALPINE CANNABIS
PURE BASE
ALPINE CANNABIS
PURE BASE Liquid hemp
CBD 200mg
No nicotine
100% natural terpenes
0.00% THC
30ml
ALPINE CANNABIS
PURE BASE
ALPINE CANNABIS
PURE BASE Liquid hemp
CBD 500mg
No nicotine
100% natural terpenes
0.00% THC
30ml
ALPINE CANNABIS
PURE BASE
ALPINE CANNABIS
PURE BASE Liquid hemp
CBD 1000mg
No nicotine
100% natural terpenes
0.00% THC
30ml
ALPINE CANNABIS
PURE BASE

Alpine Cannabis CBD Pure Base provides: (1) certified CBD concentration in 10 mL bottles; (2) guaranteed absence of THC & totally nicotine-free e-liquid base; (3) no alcohol and no animal extracts; (4) USP/food grade ingredients; (5) tamper-proof and childproof package; (6) diacetyl free and quality-controlled production.

The new product contains 100% of PG and various levels of CBD, such as 100mg, 300mg, 500mg per 10 mL bottle, and 200mg, 500mg, 1000mg per 30 mL bottle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SUISSE CORP.
(Registrant)

/s/ Suneetha Nandana Silva Sudusinghe
Suneetha Nandana Silva Sudusinghe
Chief Executive Officer

Date: July 24, 2019